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                                                                    EXHIBIT 99.2


TUESDAY MAY 23, 4:03 PM EASTERN TIME
COMPANY PRESS RELEASE

MEXICAN RESTAURANTS INC. ANNOUNCES

CURT GLOWACKI PROMOTION TO CHIEF EXECUTIVE OFFICER

HOUSTON--(BUSINESS WIRE)--May 23, 2000--Mexican Restaurants Inc. (Nasdaq:CASA - news) today announced the promotion of Curt Glowacki, its president, to the additional position of chief executive officer. Mr. Glowacki will replace the current chief executive officer, Louis P. Neeb, who has held the position since 1994. Mr. Neeb will become non-executive chairman of the board. Mr. Glowacki was also elected to the Company's board of directors as a Class II director.

Mr. Glowacki joined the company on July 2, 1997, when Casa Ole purchased Monterey's Acquisition Corp. Mr. Glowacki has a strong operations background from his experience with Steak and Ale Restaurants, Chuck E. Cheese, and Monterey's, where he served as senior vice president of operations. While at Monterey's he was instrumental in developing both the Tortuga Cantina and Monterey's Little Mexico concepts.

Mr. Neeb commented, "I have known Curt Glowacki for more than 20 years and have watched his professional progress over that period of time. His presence at Monterey's Acquisition Corp. was one of the reasons we were excited about the opportunity to acquire that fine company in 1997. In 1998, we promoted Curt to president and chief operating officer. This latest recognition for Curt is well deserved and is based on the performance that he has obtained throughout the Company's operations. The board of directors and myself have confidence in his leadership for the future."

Mr. Glowacki stated, "I appreciate the confidence the board has in me by presenting me with the opportunity to serve as the chief executive officer. I am very excited about the Company's future and with the help of the operating managers, as well as the home office personnel, we will continue our program of focusing on improving existing restaurant operations, developing Tortuga's as a growth vehicle, and maximizing cash flow."

Mexican Restaurants Inc. operates and franchises 91 Mexican restaurants. The current system includes 55 Company-operated restaurants and 36 franchisee-operated restaurants.

Special Note Regarding Forward-Looking Statements

Certain statements in this release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other facts which may cause the actual results, performance or achievements of Casa Ole Restaurants Inc., its area developers,





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market partners, franchisees and Casa Ole restaurants to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions; competition; success of operating initiatives; development and operating costs; area developers' adherence to development schedules; advertising and promotional efforts; brand awareness; adverse publicity; acceptance of new product offerings; consumer trial and frequency; availability, locations and terms of sites for store development; changes in business strategy or development plans; quality of management; availability, terms and development of capital; business abilities and judgment of personnel; availability of qualified personnel; food, labor and employee benefit costs; changes in, or the failure to comply with government regulations; regional weather conditions; construction schedules; and other factors referenced in the Company's 1997 Annual Report and Form 10-K. The use in this release of such words as "believes", "anticipates", "expects", "intends" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. The success of the Company is dependent on the efforts of the Company, its employees and its area developers, market partners, and franchisees and the manner in which they operate and develop stores.

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Contact:

     Mexican Restaurants Inc., Houston
     Andrew J. Dennard, 713/943-7574